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As filed with the Securities and Exchange Commission on March 31, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABIOMED, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2743260 (I.R.S. Employer Identification Number)
22 Cherry Hill Drive, Danvers, MA (Address of Principal Executive Offices)	01923 (Zip Code)

ABIOMED, Inc.
2000 Stock Incentive Plan
1988 Employee Stock Purchase Plan
(Full Title of the Plan)

David M. Lederman
Chairman of the Board, Chief Executive Officer and President
ABIOMED, Inc.
22 Cherry Hill Drive
Danvers, MA 01923
 (Name and Address of Agent For Service)

(978) 777-5410
 (Telephone Number, Including Area Code, of Agent For Service)

WITH A COPY TO:
Peter M. Rosenblum, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

common stock, $0.01 par value (1)	1,800,000(2)	$7.96(3)	$14,328,000	$1,816

(1)
Each share includes one right to purchase shares of our series A junior participating preferred stock pursuant to our rights agreement dated August 13, 1997.

(2)
Represents 1,500,000 shares of common stock issuable upon exercise of stock options available for grant or as stock awards under our 2000 Stock Incentive Plan and 300,000 shares of our common stock available for issuance under our 1988 Employee Stock Purchase Plan.

(3)
Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on March 26, 2004.

        This registration statement covers 1,500,000 shares of common stock, par value $.01 per share, issuable pursuant to our 2000 Stock Incentive Plan. These shares are in addition to the 1,400,000 shares of common stock registered for issuance under our 2000 Stock Incentive Plan pursuant to the registration statement on Form S-8, File No. 333-103245, which we filed with the Securities and Exchange Commission on February 14, 2003.

        This registration statement also covers an additional 300,000 shares of common stock, par value $.01 per share, issuable pursuant to our 1988 Employee Stock Purchase Plan. These shares are in addition to the 200,000 shares of common stock, as adjusted to reflect a two-for-one stock split we completed in September 2000, registered for issuance under our 1988 Employee Stock Purchase Plan pursuant to the registration statement on Form S-8, File No. 33-23053, which we filed with the Securities and Exchange Commission on July 11, 1988.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

  (a)
  Our annual report on Form 10-K for the fiscal year ended March 31, 2003;

  (b)
  Our quarterly reports on Form 10-Q for the quarters ended June 30, 2003, September 30, 2003 and December 31, 2003;

  (c)
  Our current report on Form 8-K filed on December 10, 2003; and

  (d)
  The description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

        All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interest of Named Experts and Counsel

        The validity of the securities we are registering is being passed upon by Foley Hoag LLP, Boston, Massachusetts.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law, as amended, provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        We have entered into indemnification agreements with each of our directors and certain of our officers and top management personnel and anticipate that we will enter into similar agreements with future directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that we will pay certain amounts incurred by our directors in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. For directors, such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if the director is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. The indemnification agreements with our officers are slightly more restrictive. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers. Our by-laws provide similar indemnification for officers and directors.

        The effect of these provisions would be to permit indemnification for liabilities arising under the Securities Act of 1933, as amended.

        Section 102(b)(7) of the Delaware Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of our directors to us or our stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article 10 of our certificate of incorporation eliminates the personal liability of our directors or our stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to our registration statement on Form S-3, File No. 333-36657).
4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.02 of our quarterly report on Form 10-Q for the quarter ended September 30, 1996).
4.3	ABIOMED, Inc. 2000 Stock Incentive Plan (incorporated herein by reference to Attachment A to our definitive proxy statement filed on July 9, 2003).
4.4	ABIOMED, Inc. 1988 Employee Stock Purchase Plan (incorporated herein by reference to Attachment B to our definitive proxy statement filed on July 9, 2003).
5.1	Opinion of Foley Hoag LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).

Item 9. Undertakings

        (a)    The undersigned registrant hereby undertakes:

          (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)    To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danvers, Massachusetts, on March 31, 2004.

ABIOMED, INC.
By:	/s/ DAVID M. LEDERMAN David M. Lederman Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints David M. Lederman and Charles B. Haaser, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID M. LEDERMAN David M. Lederman	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2004
/s/ CHARLES B. HAASER Charles B. Haaser	Corporate Controller (Principal Financial Officer, Principal Accounting Officer)	March 31, 2004
/s/ W. GERALD AUSTEN W. Gerald Austen	Director	March 31, 2004
/s/ PAUL B. FIREMAN Paul B. Fireman	Director	March 31, 2004

/s/ DAVID GOTTLIEB David Gottlieb	Director	March 31, 2004
/s/ JOHN F. O'BRIEN John F. O'Brien	Director	March 31, 2004
/s/ DESMOND H. O'CONNELL, JR. Desmond H. O'Connell, Jr.	Director	March 31, 2004
/s/ DOROTHY E. PUHY Dorothy E. Puhy	Director	March 31, 2004
/s/ HENRI A. TERMEER Henri A. Termeer	Director	March 31, 2004

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interest of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY